UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 19, 2009

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or
organization)
140 Wicks Road, North Ryde, NSW, 2113 Australia
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (011) 61 2 8877-6196
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
Signature
Index to Exhibits
EX-99.1: PRESS RELEASE

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective March 19, 2009, William D. Rueckert resigned as a member of the Board of Directors of Marshall Edwards, Inc. (the “Company”). Mr. Rueckert was the Chairman of the Audit Committee and the “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K.
     Simultaneous with Mr. Rueckert’s resignation, the Board of Directors appointed Leah Cann as a member of the Board of Directors and Chairperson of the Audit Committee effective immediately. The Board of Directors has determined that Ms. Cann qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.
     The Company issued a press release on March 19, 2009 announcing Mr. Rueckert’s resignation from, and Ms. Cann’s appointment to, the Board of Directors. A copy of the press release is attached to this Form 8-K as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Marshall Edwards, Inc. dated as of March 19, 2009

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.
By:	/s/ David R. Seaton
David R. Seaton
Chief Financial Officer (Duly Authorized Officer and Principal Financial Officer)
Dated: March 24, 2009

Index to Exhibits

Exhibit No.	Description

99.1	Press Release issued by Marshall Edwards, Inc. dated as of March 19, 2009